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                                                                    Exhibit 99.3

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                             TUTOGEN MEDICAL CLOSES
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                         $3.0 MILLION PRIVATE PLACEMENT

      RECEIVES ACCEPTANCE FROM AMEX OF COMPANY'S PLAN FOR CONTINUED LISTING

                              FOR IMMEDIATE RELEASE

Contacts:
L. Robert Johnston, CFO                           Lytham Partners, LLC
Tutogen Medical, Inc.                             Institutional: Joe Diaz
386-462-0402                                      Retail: Joe Dorame
bjohnston@tutogen.com                             602-889-9700


ALACHUA, FLORIDA - JUNE 30, 2006 - Tutogen Medical, Inc., (AMEX: TTG), a leading manufacturer of sterile biological implant products made from human (allograft) and animal (xenograft) tissue, today announced that it has completed a $3 million private financing with an institutional accredited investor and that the American Stock Exchange (AMEX) has accepted the Company's plan to regain compliance with AMEX's listing standards by July 6, 2006.

PRIVATE PLACEMENT
In the private placement, Tutogen issued a $3.0 million convertible debenture and warrants to purchase up to 175,000 shares of its common stock. The debenture, which bears interest at the rate of 5.0% per year (payable quarterly in arrears), is due upon the earlier of 12 months from the date of issuance or upon a change in control of the Company, and is convertible into common stock at a price of $5.15 per share at any time at the election of the holder. The warrants are exercisable at a price of $5.15 per share at any time at the election of the holder until the earlier of the third anniversary of the date of issuance or upon a change in control of the Company. The $5.15 conversion and exercise prices represent a premium to the market price of Tutogen's common stock on the day prior to closing.

AMEX COMPLIANCE PLAN
As previously reported, due to Tutogen's announced restatement of prior financial statements, Tutogen was unable to timely file its Form 10-Q (Quarterly Report) for the quarter ended March 31, 2006, and, accordingly, was not in compliance with the listing requirements of AMEX. AMEX has notified Tutogen that it has accepted Tutogen's plan to be in compliance with the AMEX listing requirements, and has granted Tutogen until July 6, 2006, to timely file its Form 10-Q. Tutogen expects to file its Form 10-Q on or before July 6, 2006, and therefore regain compliance with the AMEX continued listing standards. The Company will be subject to periodic review by AMEX staff during the extension period.

As previously reported, the Company has engaged Lehman Brothers Inc. as its financial advisor in connection with the Schedule 13D filings by Zimmer Holdings, Inc. (Zimmer), on March 10, 2006 and May 12, 2006. The Company does not currently plan to comment on the status of such discussions with Zimmer or with any other parties unless and until, in its opinion, such appropriate disclosure is required or merited.

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ABOUT TUTOGEN MEDICAL, INC.
Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its Tutoplast Process(R) of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. The Company's Tutoplast(R) products are sold and distributed worldwide by Zimmer Spine and Zimmer Dental, subsidiaries of Zimmer, the Mentor Corporation (Mentor), IOP, Inc. and through independent distributors and subsidiaries in the U.S. and Germany. In addition, Mentor is the exclusive distributor for the Company's Tutoplast Dermis(R) products in North America for use in the dermatology and plastic surgery markets for breast reconstruction. For more information, visit the Company's Web site at HTTP://WWW.TUTOGEN.COM.

The securities issued in the financing, as well as the common stock into which the debenture is convertible and for which the warrants are exercisable, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws, and may not be offered or sold in the United States without registration under or exemption from the Securities Act, or any applicable securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission for the resale of the shares of common stock underlying the debenture and warrants sold in the private placement.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state.

FORWARD-LOOKING STATEMENT DISCLAIMER: CERTAIN STATEMENTS IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS, INCLUDING THE STATUS OF THE COMPANY'S LISTING ON THE AMERICAN STOCK EXCHANGE AND THE ANTICIPATED TIMING FOR RESTATEMENT OF THE COMPANY'S FINANCIAL STATEMENTS. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE AND OTHER RISKS ARE IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005. ALL INFORMATION IN THIS PRESS RELEASE IS AS OF THE DATE HEREOF, AND THE COMPANY UNDERTAKES NO DUTY TO UPDATE THIS INFORMATION UNLESS REQUIRED BY LAW.

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